FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS SECOND QUARTER FINANCIAL RESULTS

MELVILLE, N.Y., August 4, 2016 – Henry Schein, Inc. (NASDAQ: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners, today reported financial results for the second quarter of 2016.

Net sales for the quarter ended June 25, 2016, were $2.9 billion, an increase of 9.3% compared with the second quarter of 2015.  This consisted of 9.7% growth in local currencies and a 0.4% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 7.6% and acquisition growth was 2.1% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the second quarter of 2016 was $120.1 million, or $1.46 per diluted share.  This represents growth of 1.8% and 4.3%, respectively, compared with the second quarter of 2015.  Our second quarter results include the favorable effect of a proposed tax audit settlement resulting in a reduction in income tax expense of $4.5 million, or approximately $0.05 per diluted share.  Excluding restructuring costs of $20.4 million pretax, or $0.18 per diluted share, adjusted net income attributable to Henry Schein, Inc. for the second quarter of 2016 was $135.4 million, or $1.64 per diluted share.  This represents growth of 9.9% and 12.3%, respectively, compared with the second quarter of 2015, excluding restructuring costs (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

“North America dental sales were below our expectations in the second quarter, however, sales in our Medical, Animal Health and Technology and Value-Added Services businesses were strong,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein.  “Our business model has served us well during periods of sustained economic expansion as well as in times of uncertainty in our markets.  We believe our business model and strategic plan, including our continued investments, will drive our growth over the long term, and we remain extremely well-positioned in each of the vertical markets we serve.”

Dental sales of $1.4 billion increased 4.0%, consisting of 4.1% growth in local currencies and a 0.1% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 2.8% and acquisition growth was 1.3%.  The 2.8% internal growth in local currencies included 2.0% growth in North America and 4.2% growth internationally.

“North America dental sales reflect softness in the U.S. that began in early June.  North America dental consumable merchandise internal sales growth in local currencies was 1.8%, and equipment sales and service internal sales growth in local currencies was 2.7%.  Although this sales growth was lower than expected, we believe we have a successful and proven model of delivering value-added solutions to our customers and we have increased our focus on delivering better sales results,” commented Mr. Bergman. “International consumable merchandise internal sales growth in local currencies of 4.5% was solid.  International equipment sales and service internal sales in local currencies increased 3.1% over the prior year.  Our international dental sales growth was driven by strength in Italy, France and Spain.”

“During the second quarter we announced an investment in Custom Automated Prosthetics (CAP), a U.S. digital laboratory supply company offering CAD/CAM equipment and zirconia materials. The integration of CAP with Zahn Dental and our Custom Milling Center furthers our commitment to providing our dental laboratory customers with a greater selection of digital equipment, materials and services,” he added.

Animal Health sales of $853.6 million increased 14.0%, consisting of 15.2% growth in local currencies and a 1.2% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 11.8% and acquisition growth was 3.4%.  The 11.8% internal growth in local currencies included 18.8% growth in North America and 4.9% growth internationally.

“Normalizing Animal Health results to account for the impact of certain products switching between agency sales and direct sales, internal sales growth in local currencies was 8.2% in the second quarter, including 11.4% growth in North America,” commented Mr. Bergman.  “International local currency sales during the second quarter were up nearly 12% with organic growth complemented by acquisition growth.”

Medical sales of $538.8 million increased 14.5%, all internally generated and with no material impact from foreign currency exchange.

“Normalizing results for the impact of agency sales in the prior year, North America Medical internal sales growth was approximately 10.4%.  This represents the sixth consecutive quarter of double-digit sales gains and reflects our continued success with large group practices, including Integrated Delivery Networks,” remarked Mr. Bergman.

Technology and Value-Added Services sales of $107.0 million increased 19.6%, including 20.4% growth in local currencies and a 0.8% decline related to foreign currency exchange.  In local currencies, internally generated sales increased 8.1% and acquisition growth was 12.3%.

“North America Technology and Value-Added Services internal sales growth was 8.5% in local currencies and matched the highest quarterly growth rate in more than three years.  International internal sales growth in local currencies was 6.4%,” commented Mr. Bergman.  “Strategic acquisitions have bolstered our market share in this business, as sales in local currencies increased by more than 21% in North America during the second quarter and by nearly 15% internationally.”

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Stock Repurchase Plan

The Company announced that it repurchased approximately 337,000 shares of its common stock during the second quarter at an average price of $169.41 per share, or approximately $57 million.  The impact of the repurchase of shares on second quarter diluted EPS was immaterial.  At the close of the second quarter, Henry Schein had approximately $243 million authorized for future repurchases of its common stock.

Year-to-Date Results

Net sales for the first half of 2016 were $5.6 billion, an increase of 9.7% compared with the first half of 2015.  This consisted of 10.8% growth in local currencies and a decline of 1.1% related to foreign currency exchange.  In local currencies, internally generated sales increased 8.4% and acquisition growth was 2.4%.

Net income attributable to Henry Schein, Inc. for the first half of 2016 was $233.8 million, or $2.83 per diluted share, an increase of 5.6% and 8.0%, respectively, compared with the first half of 2015.  Excluding restructuring costs of $24.4 million pretax or $0.22 per diluted share, net income attributable to Henry Schein, Inc. for the first half of 2016 was $252.2 million or $3.05 per diluted share, an increase of 8.9% and 11.3%, respectively, compared with the first half of 2015, excluding restructuring costs (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2016 EPS Guidance

Henry Schein today adjusted 2016 financial guidance, as follows:

•         Adjusted diluted EPS attributable to Henry Schein, Inc. is expected to be $6.55 to $6.60 for 2016, which represents growth of 10% to 11% compared with 2015 adjusted diluted EPS of $5.96.  Adjusted diluted EPS excludes restructuring costs.  This compares with previous guidance for 2016 adjusted diluted EPS of $6.55 to $6.65.  This revised guidance reflects ongoing uncertainty related to the recent Brexit vote, the strength of the U.S. dollar and a cautious view of the North America dental market.

•         Guidance is presented on a non-GAAP basis only, given that the Company cannot reasonably project restructuring costs for the second half of 2016.  For the same reasons, the Company is unable to address the probable significance of the unavailable information.

•         Guidance for 2016 adjusted diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any, or restructuring costs. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

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•         The Company now expects that restructuring initiatives will continue into the second half of the year as it continues to lower costs in light of market uncertainties.  At this time we are not able to provide estimates for the impact of the restructuring on 2016 financial results.

Second Quarter Conference Call Webcast

The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein, Inc.

Henry Schein, Inc. (NASDAQ:HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the NASDAQ 100® indexes, Henry Schein employs more than 19,000 Team Schein Members and serves more than 1 million customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 110,000 branded products and Henry Schein private-brand products in stock, as well as more than 150,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 33 countries. The Company’s sales reached a record $10.6 billion in 2015, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenrySchein and @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with political and economic uncertainty arising from the outcome of the referendum on the membership of the United Kingdom in the European Union; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:        Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Gerard Meuchner

Vice President, Chief Global Communications Officer

gerard.meuchner@henryschein.com

(631) 390-8227

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 25,	June 27,	June 25,	June 27,
	2016	2015	2016	2015

Net sales	$2,872,630	$2,629,320	$5,585,586	$5,092,966
Cost of sales	2,069,314	1,878,642	4,002,965	3,628,893
Gross profit	803,316	750,678	1,582,621	1,464,073
Operating expenses:
Selling, general and administrative	602,256	560,426	1,201,309	1,105,592
Restructuring costs	20,383	7,222	24,441	14,084
Operating income	180,677	183,030	356,871	344,397
Other income (expense):
Interest income	3,556	3,257	6,904	6,712
Interest expense	(7,367)	(6,290)	(14,494)	(12,553)
Other, net	268	(177)	3,405	(57)
Income before taxes and equity in earnings
of affiliates	177,134	179,820	352,686	338,499
Income taxes	(48,965)	(53,784)	(102,498)	(102,911)
Equity in earnings of affiliates	4,929	3,572	7,443	5,600
Net income	133,098	129,608	257,631	241,188
Less: Net income attributable to noncontrolling interests	(13,001)	(11,680)	(23,782)	(19,813)
Net income attributable to Henry Schein, Inc.	$120,097	$117,928	$233,849	$221,375

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.47	$1.42	$2.87	$2.66
Diluted	$1.46	$1.40	$2.83	$2.62

Weighted-average common shares outstanding:
Basic	81,458	83,053	81,516	83,139
Diluted	82,394	84,249	82,565	84,433

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 25,	December 26,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63,560	$72,086
Accounts receivable, net of reserves of $76,101 and $77,008	1,296,225	1,229,816
Inventories, net	1,482,507	1,509,957
Deferred income taxes	57,642	58,159
Prepaid expenses and other	377,657	361,082
Total current assets	3,277,591	3,231,100
Property and equipment, net	320,098	318,476
Goodwill	1,954,584	1,907,593
Other intangibles, net	593,919	592,971
Investments and other	487,404	454,600
Total assets	$6,633,596	$6,504,740

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$881,667	$1,005,798
Bank credit lines	237,809	328,631
Current maturities of long-term debt	17,189	17,331
Accrued expenses:
Payroll and related	259,710	258,416
Taxes	148,865	161,760
Other	365,672	375,061
Total current liabilities	1,910,912	2,146,997
Long-term debt	700,052	463,752
Deferred income taxes	248,308	252,862
Other liabilities	250,018	212,121
Total liabilities	3,109,290	3,075,732

Redeemable noncontrolling interests	568,693	542,194
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
81,815,567 outstanding on June 25, 2016 and
82,415,320 outstanding on December 26, 2015	818	824
Additional paid-in capital	151,056	207,374
Retained earnings	3,010,456	2,895,997
Accumulated other comprehensive loss	(214,607)	(219,939)
Total Henry Schein, Inc. stockholders' equity	2,947,723	2,884,256
Noncontrolling interests	7,890	2,558
Total stockholders' equity	2,955,613	2,886,814
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$6,633,596	$6,504,740

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 25,	June 27,	June 25,	June 27,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$133,098	$129,608	$257,631	$241,188
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	42,431	39,026	83,398	76,175
Stock-based compensation expense	13,312	13,502	27,456	22,001
Provision for losses on trade and other
accounts receivable	210	1,039	790	2,290
Benefit from deferred income taxes	(11,621)	(4,891)	(4,658)	(121)
Equity in earnings of affiliates	(4,929)	(3,572)	(7,443)	(5,600)
Distributions from equity affiliates	4,156	3,778	6,337	6,113
Changes in unrecognized tax benefits	1,484	3,029	2,853	4,297
Other	997	1,182	1,959	4,862
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(16,935)	(45,591)	(56,702)	(55,452)
Inventories	20,465	8,882	34,395	(3,024)
Other current assets	(13,958)	(22,690)	(38,876)	(26,349)
Accounts payable and accrued expenses	105,674	84,454	(134,268)	(85,278)
Net cash provided by operating activities	274,384	207,756	172,872	181,102

Cash flows from investing activities:
Purchases of fixed assets	(13,575)	(17,937)	(26,180)	(33,430)
Payments for equity investments and business
acquisitions, net of cash acquired	(39,879)	(47,679)	(92,441)	(61,316)
Proceeds from sales of available-for-sale securities	-	20	-	20
Other	4,064	(1,994)	(1,765)	(3,179)
Net cash used in investing activities	(49,390)	(67,590)	(120,386)	(97,905)

Cash flows from financing activities:
Repayments of bank borrowings	(192,590)	(30,103)	(97,479)	(49,989)
Proceeds from issuance of long-term debt	34,000	-	244,000	125,000
Debt issuance costs	(175)	(150)	(233)	(150)
Principal payments for long-term debt	(367)	(68,507)	(7,921)	(69,243)
Proceeds from issuance of stock upon exercise
of stock options	2,661	3,281	9,059	10,858
Payments for repurchases of common stock	(57,012)	(37,500)	(157,009)	(113,207)
Excess tax benefits related to stock-based
compensation	-	88	-	2,932
Distributions to noncontrolling shareholders	(18,064)	(11,568)	(20,160)	(14,681)
Acquisitions of noncontrolling interests in
subsidiaries	(2,921)	(8,052)	(35,632)	(8,257)
Net cash used in financing activities	(234,468)	(152,511)	(65,375)	(116,737)

Effect of exchange rate changes on cash and
cash equivalents	1,420	211	4,363	(8,866)
Net change in cash and cash equivalents	(8,054)	(12,134)	(8,526)	(42,406)
Cash and cash equivalents, beginning of period	71,614	59,202	72,086	89,474
Cash and cash equivalents, end of period	$63,560	$47,068	$63,560	$47,068
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2016 Second Quarter
Sales Summary
(in thousands)
(unaudited)

Q2 2016 over Q2 2015

Global	Q2 2016	Q2 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,373,188	$1,320,743	4.0%	-0.1%	4.1%	1.3%	2.8%

Animal Health	853,598	748,558	14.0%	-1.2%	15.2%	3.4%	11.8%

Medical	538,825	470,519	14.5%	0.0%	14.5%	0.0%	14.5%

Total Health Care Distribution	2,765,611	2,539,820	8.9%	-0.4%	9.3%	1.7%	7.6%

Technology and value-added services	107,019	89,500	19.6%	-0.8%	20.4%	12.3%	8.1%

Total Global	$2,872,630	$2,629,320	9.3%	-0.4%	9.7%	2.1%	7.6%

North America	Q2 2016	Q2 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$865,585	$847,429	2.1%	-0.5%	2.6%	0.6%	2.0%

Animal Health	445,918	375,575	18.7%	-0.1%	18.8%	0.0%	18.8%

Medical	520,332	452,735	14.9%	0.0%	14.9%	0.0%	14.9%

Total Health Care Distribution	1,831,835	1,675,739	9.3%	-0.3%	9.6%	0.3%	9.3%

Technology and value-added services	90,090	74,154	21.5%	-0.1%	21.6%	13.1%	8.5%

Total North America	$1,921,925	$1,749,893	9.8%	-0.3%	10.1%	0.9%	9.2%

International	Q2 2016	Q2 2015	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$507,603	$473,314	7.2%	0.3%	6.9%	2.7%	4.2%

Animal Health	407,680	372,983	9.3%	-2.3%	11.6%	6.7%	4.9%

Medical	18,493	17,784	4.0%	1.6%	2.4%	0.0%	2.4%

Total Health Care Distribution	933,776	864,081	8.1%	-0.7%	8.8%	4.4%	4.4%

Technology and value-added services	16,929	15,346	10.3%	-4.4%	14.7%	8.3%	6.4%

Total International	$950,705	$879,427	8.1%	-0.8%	8.9%	4.4%	4.5%

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Exhibit A - YTD Sales

Henry Schein, Inc.
2016 Second Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q2 2016 YTD over Q2 2015 YTD

Global	Q2 2016 YTD	Q2 2015 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,674,943	$2,570,816	4.1%	-1.0%	5.1%	1.3%	3.8%

Animal Health	1,625,011	1,432,882	13.4%	-2.0%	15.4%	4.5%	10.9%

Medical	1,076,942	914,052	17.8%	-0.1%	17.9%	0.0%	17.9%

Total Health Care Distribution	5,376,896	4,917,750	9.3%	-1.2%	10.5%	2.0%	8.5%

Technology and value-added services	208,690	175,216	19.1%	-1.1%	20.2%	12.4%	7.8%

Total Global	$5,585,586	$5,092,966	9.7%	-1.1%	10.8%	2.4%	8.4%

North America	Q2 2016 YTD	Q2 2015 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,700,422	$1,636,612	3.9%	-0.7%	4.6%	0.5%	4.1%

Animal Health	845,245	713,924	18.4%	-0.1%	18.5%	0.7%	17.8%

Medical	1,039,773	877,379	18.5%	0.0%	18.5%	0.0%	18.5%

Total Health Care Distribution	3,585,440	3,227,915	11.1%	-0.4%	11.5%	0.4%	11.1%

Technology and value-added services	176,125	144,819	21.6%	-0.2%	21.8%	13.6%	8.2%

Total North America	$3,761,565	$3,372,734	11.5%	-0.4%	11.9%	1.0%	10.9%

International	Q2 2016 YTD	Q2 2015 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$974,521	$934,204	4.3%	-1.7%	6.0%	2.8%	3.2%

Animal Health	779,766	718,958	8.5%	-3.8%	12.3%	8.3%	4.0%

Medical	37,169	36,673	1.4%	-0.8%	2.2%	0.0%	2.2%

Total Health Care Distribution	1,791,456	1,689,835	6.0%	-2.6%	8.6%	5.1%	3.5%

Technology and value-added services	32,565	30,397	7.1%	-5.1%	12.2%	6.5%	5.7%

Total International	$1,824,021	$1,720,232	6.0%	-2.7%	8.7%	5.1%	3.6%

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

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Exhibit B

Henry Schein, Inc.
2016 Second Quarter and Year-to-Date
Reconciliation of reported GAAP net income and diluted EPS attributable to Henry Schein, Inc. to non-GAAP net income and diluted EPS attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			Year-to-Date
			%			%
	2016	2015	Growth	2016	2015	Growth
Net Income attributable to Henry Schein, Inc.	$120,097	$117,928	1.8%	$233,849	$221,375	5.6%
Diluted EPS attributable to Henry Schein, Inc.	$1.46	$1.40	4.3%	$2.83	$2.62	8.0%

Non-GAAP Adjustments
Restructuring costs - Pre-tax	$20,383	$7,222		$24,441	$14,084
Income tax benefit for restructuring costs	$(5,096)	$(1,953)		$(6,110)	$(3,813)

Total non-GAAP adjustments to Net Income
attributable to Henry Schein, Inc.	$15,287	$5,269		$18,331	$10,271

Total non-GAAP adjustments to diluted EPS
attributable to Henry Schein, Inc.	$0.18	$0.06		$0.22	$0.12

Non-GAAP Net Income attributable to Henry Schein, Inc.	$135,384	$123,197	9.9%	$252,180	$231,646	8.9%

Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$1.64	$1.46	12.3%	$3.05	$2.74	11.3%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

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